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                                                                 EXHIBIT 10.13.2

                       FOURTH LEASE MODIFICATION AGREEMENT

         THIS FOURTH LEASE MODIFICATION AGREEMENT, made this 12th day of February 2003 by and between HARTZ MOUNTAIN PARSIPPANY, a New Jersey general partnership having an office at 400 Plaza Drive, P.O. Box 1515, Secaucus, New Jersey 07096-1515 (hereinafter referred to as "Landlord") and EMERSON RADIO CORP., a Delaware corporation having an office at 9 Entin Road, Parsippany, NJ 07054-0430 (hereinafter referred to as "Tenant").

                                   WITNESSETH:

         WHEREAS, by Agreement of Lease dated March 26, 1993, as amended by First Lease Modification Agreement dated July 23, 1993, Second Lease Modification Agreement dated May 15, 1998, and Third Lease Modification Agreement dated October 26, 1998 Landlord leased to Tenant and Tenant hired from Landlord 21,509 square feet of Floor Space located on the second floor of 9 Entin Road in Parsippany, New Jersey (hereinafter the "Demised Premises"); and

         WHEREAS, Landlord and Tenant wish to further modify the Lease (a) to reflect an increase in the area of Demised Premises and (b) to extend the Term of the lease and amend the Lease accordingly;

         NOW, THEREFORE, for and in consideration of the Lease, the mutual covenants herein contained and the consideration set forth herein, the parties agree as follows:

         1. All terms set forth herein are as defined in the Lease unless otherwise specifically described hereinbelow.

         2. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, an additional four hundred (400) square feet of Floor Space which Floor Space is outlined in red on the attached Exhibit A (the "Second Additional Premises"). Except as expressly provided herein, all references in the Lease to the Demised Premises shall include the Floor Space encompassed by both the Demised Premises prior to the addition of the Second Additional Premises (21,509 square feet) and the Second Additional Premises (400 square feet) for a total of 21,909 square feet.

         3. The Commencement Date of the Lease with respect to the Second Additional Premises shall be the earlier of (a) the date on which both: (i) the Second Additional Premises shall be Ready for Occupancy, and (ii) actual possession of the Second Additional Premises shall have been delivered to Tenant by notice to Tenant, or (b) the date Tenant, or anyone claiming under or through Tenant, first occupies the Second Additional Premises or any part thereof for any purpose other than the performance of Tenant's Work.




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         4. Effective upon the Commencement Date of the Second Additional
Premises, Tenant shall pay Landlord, as Fixed Rent for said Second Additional Premises, the sum of Twenty and 00/100 dollars ($20.00) per square foot of Floor Space of the Second Additional Premises per annum. The expiration date for the Second Additional Premises shall be co-terminus with the expiration date for the Demised Premises.

         5. The Term of the Lease for the entire Demised Premises (including but not limited to the Second Additional Premises) is hereby extended for a period of five (5) years, commencing on November 1, 2003 and expiring on October 31, 2008 (the "Extension Period") on the same terms and conditions as were in effect immediately prior to such Extension Period, except that during the Extension Period the Fixed Rent shall be at the rate of Twenty and 00/100 ($20.00) Dollars per square foot of Floor Space of the Demised Premises per annum. Tenant shall have no right to extend the Term beyond the expiration of the Extension Period.

         6. Landlord, at its own cost and expense, shall paint and recarpet the executive area and construct an 18' x 20' room in the Second Additional Premises using Landlord's standard selections (See Exhibit B).

         7. Both parties represent that no broker was instrumental in bringing about or consummating this Fourth Lease Modification Agreement and that neither party had conversations or negotiations with any broker concerning this Fourth Lease Modification. Tenant agrees to indemnify and hold harmless Landlord against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses, arising out of any conversations or negotiations had by Tenant with any broker.

         8. Except as provided herein, all of the terms and conditions of the Lease as amended above are in full force and effect and are confirmed as if fully set forth herein.

         IN WITNESS WHEREOF, the parties hereto have caused this Fourth Lease Modification Agreement to be duly executed as of the day and year first written above.


                            HARTZ MOUNTAIN PARSIPPANY
                            BY:  HARTZ MOUNTAIN INDUSTRIES, INC.
                            BY:    /S/ VINCENT J. RUBINO, JR.
                                   VINCENT J. RUBINO, JR.
                                   SR. VICE PRESIDENT


                            EMERSON RADIO CORP.
                            BY: /S/ KENNETH A. CORBY
                                KENNETH A. CORBY
                                EXECUTIVE VICE PRESIDENT AND
                                CHIEF FINANCIAL OFFICER